QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

DIRECTOR COMPENSATION

            The following compensation arrangements have been established for the Board of Directors of the Company: All outside directors will receive an annual retainer of $25,000. The chairpersons of the Audit Committee, the Compensation Committee, the Risk Oversight Committee, and the Nominating / Governance Committee will for this service receive retainers of $10,000, of $7,000, of $5,000, and of $5,000 respectively. Outside directors also receive a meeting fee of $1,000 for each Board and Committee meeting attended. Outside directors also receive an annual grant of $40,000 of restricted stock, which stock has 3-year cliff vesting. Directors have the option to receive their $25,000 annual retainer in the form of stock at a 25% premium (i.e., $31,250 of stock) if they agree to hold the stock for at least one year. No separate compensation is paid to directors who are also employees of the Company.

QuickLinks

  Exhibit 10.12